Exhibit 99.1

StockerYale Receives Extension from

Nasdaq Listing Qualifications Panel to

Regain Compliance with Listing Requirements

SALEM, N.H., September 16, 2008 — StockerYale, Inc. (NASDAQ: STKR), a leading designer and manufacturer of structured light lasers, LED modules and specialty optical fibers for industrial OEMs, medical and defense markets, today announced that on September 15, 2008, it received an extension from the Nasdaq Listing Qualifications Panel to regain compliance with the $1.00 minimum bid price requirement of The Nasdaq Stock Market until December 23, 2008. In order for the Company to maintain its listing on the Nasdaq Stock Market beyond such date, its common stock must have a closing bid price of $1.00 or more for a minimum of ten consecutive trading days prior to December 23, 2008.

The Company previously disclosed that on December 28, 2007, the Company received a notice from The Nasdaq Stock Market indicating that it was not in compliance with Nasdaq Marketplace Rule 4450(a)(5) because, for 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share. The Company did not regain compliance with the minimum bid price requirement and, accordingly, on June 26, 2008, the Company received written notification from The Nasdaq Stock Market stating that the Company’s common stock would be subject to delisting as a result of the deficiency unless the Company requested a hearing before the Panel.

On July 3, 2008, the Company requested a hearing before the Panel to address the minimum bid price deficiency, which was held on August 14, 2008. At the hearing, the Company presented a plan to regain compliance with the minimum bid price requirement.

The extension granted by the Panel is subject to the Company’s continuing compliance with all requirements for continued listing on the Nasdaq Capital Market. There can be no assurance that the Company will maintain compliance with the continued listing requirements of The Nasdaq Stock Market or achieve the minimum bid price of $1.00 for a minimum of ten consecutive trading days.

About StockerYale, Inc.

StockerYale, Inc., headquartered in Salem, New Hampshire, is an independent designer and manufacturer of structured light lasers, LED modules, and specialty optical fibers for industry leading OEMs. In addition, the company manufactures fluorescent lighting products and phase masks. The Company serves a wide range of markets including the machine vision, industrial inspection, defense, telecommunication, sensors, and medical markets. StockerYale has offices and subsidiaries in the U.S., Canada, and Europe. For more information about StockerYale and their innovative products, visit the Company’s web site at www.stockeryale.com.

Safe Harbor Statement

This release contains forward-looking statements, which address a variety of. All statements other than statements of historical fact, including without limitation, those with respect to StockerYale’s goals, plans, expectations and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: StockerYale’s cash balances may not be sufficient to allow StockerYale to meet all of its business and investment goals; StockerYale may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; StockerYale derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage StockerYale’s financial condition and results of operations; StockerYale frequently sells to its customers on a purchase order basis rather than pursuant to contracts with minimum purchase requirements, and therefore its sales and the amount of projected revenue that is actually realized are subject to demand variability; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which StockerYale competes. For a detailed discussion of cautionary statements that may affect StockerYale’s future results of operations and financial results, please refer to StockerYale’s filings with the Securities and Exchange Commission, including StockerYale’s most recent Annual Report on Form 10-KSB and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

The Piacente Group, Inc.

Sanjay M. Hurry, 212-481-2050

Investor Relations Counsel, StockerYale

sanjay@tpg-ir.com